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                                                                     Exhibit 5.1

   Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                                    Lawyers
                        2500 First Union Capitol Center
                         Raleigh, North Carolina 27601
                             Phone:  919-821-1220
                               Fax: 919-821-6800

                               February 16, 2001

The Pantry, Inc.
1801 Douglas Drive
Sanford, North Carolina 27331

Ladies and Gentlemen:

     As counsel for The Pantry, Inc. (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 5,100,000 shares of its common stock, $0.01 par value (the "Common Stock"), 3,825,000 of which are to be issued pursuant to the Company's 1999 Stock Option Plan (the "1999 Plan") and 1,275,000 of which are to be issued pursuant to the Company's 1998 Stock Option Plan (the "1998 Plan," together with the 1999 Plan, the "Plans"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") to which this opinion is to be attached as an exhibit.

     We have examined the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, the minutes of meetings of its Board of Directors, and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed relevant for purposes of this opinion. We also have relied upon a certificate of an officer of the Company, dated of even date herewith, relating to the issuance of the Common Stock pursuant to the Plans. Based on such examination and such certificate it is our opinion that the 5,100,000 shares of Common Stock of the Company that are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and when so issued and duly delivered against payment therefor pursuant to the Plans as described in the Registration Statement, such shares will be legally issued, fully paid, and nonassessable.

     The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement that you are about to file with the Securities and Exchange Commission. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under
Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933
Act.

                                        Sincerely yours,

                                        /s/  SMITH, ANDERSON, BLOUNT, DORSETT
                                             MITCHELL & JERNIGAN, L.L.P.